Exhibit 1.1

DCT INDUSTRIAL TRUST INC.

(A Maryland corporation)

13,500,000 Shares of Common Stock

PURCHASE AGREEMENT

Dated: November 3, 2014

DCT INDUSTRIAL TRUST INC.

(a Maryland corporation)

13,500,000 Shares of Common Stock

(Par Value $0.01 Per Share)

PURCHASE AGREEMENT

November 3, 2014

WELLS FARGO SECURITIES, LLC

375 Park Avenue

4th Floor

New York, New York 10152

Ladies and Gentlemen:

DCT INDUSTRIAL TRUST INC., a Maryland corporation (the “Company”), and DCT Industrial Operating Partnership LP, a Delaware limited partnership and the Company’s operating partnership subsidiary (the “Operating Partnership”), confirm their agreement with Wells Fargo Securities, LLC (the “Underwriter”) with respect to (i) the sale by the Company and the purchase by the Underwriter of 13,500,000 shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) and (ii) the grant by the Company to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 2,025,000 additional shares of Common Stock, subject to adjustment in connection with the Company’s announced one-for-four reverse stock split. The aforesaid 13,500,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriter and all or any part of the 2,025,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as it deems advisable after this Purchase Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-185066), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to

Rule 430B is referred to as “Rule 430B Information.” Each preliminary prospectus supplement used in connection with the offering of the Securities, together with the base prospectus dated November 20, 2012 that was included in the Original Registration Statement (as defined below), is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to the Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(ii) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on November 20, 2012, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:09 P.M. (Eastern time) on November 3, 2014 or such other time as agreed by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined in Rule 433)), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with Underwriter Information (as defined in Section 6(a) below).

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(v) Financial Statements. The historical financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the historical statements of revenues and certain expenses of the properties or portfolios of properties, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of such properties or portfolios of properties for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The supporting schedules, if any, present fairly in all material respects in accordance with required regulations, including GAAP to the extent applicable, the information required to be stated therein, except as may be expressly stated in the related notes thereto. The selected historical financial data and the summary historical financial information included in the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, except as may be expressly stated therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly distributions on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified as a foreign limited partnership to transact business and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified or to be in good standing would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. As of the date given in the Prospectus, the aggregate percentage interest of the Company in the Operating Partnership will be as set forth in the Prospectus.

(ix) Good Standing of Subsidiaries. Each Subsidiary (as defined below) has been duly organized and is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or other ownership interests of each such Subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and to the extent purported to be owned by the Company, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities which would not individually or in the aggregate reasonably be expected to materially affect the ownership of such Subsidiaries by the Company, directly or through subsidiaries; none of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Operating Partnership is the only Subsidiary that constitutes a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The only Subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Form 10-K for the fiscal year ended December 31, 2013 filed by the Company with the Commission on February 21, 2014 as updated by Schedule 1(a)(vii) hereto, other than any shell subsidiaries formed or any subsidiaries acquired in the ordinary course of business after the date of this Agreement, the formations or acquisitions of which do not otherwise violate any covenant or provision of this Agreement or would make any representation or statement contained herein untrue, and which subsidiaries, considered in the aggregate as if a single subsidiary, would not constitute a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). “Subsidiary” means each direct and indirect consolidated subsidiary of the Company, including, without limitation, the Operating Partnership.

(x) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans or dividend reinvestment or stock purchase plans referred to in the Prospectus or pursuant to the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Prospectus, including common units of limited partnership interest in the Operating Partnership (“OP Units”) or LTIP units of limited partnership interest in the Operating Partnership (“LTIP Units”)). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

All issued and outstanding OP Units have been duly authorized and validly issued and have been offered and sold or exchanged in compliance in all material respects with all applicable laws (including, without limitation, federal or state securities laws) and not in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except (A) as set forth in the Amended and Restated Operating Agreement of Stirling Capital Investments, LLC, dated as of October 4, 2006, (B) for LTIP Units convertible into OP Units pursuant to the terms of the Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended (the “LP Agreement”), (C) for securities convertible into or exchangeable for OP Units and outstanding options, rights (preemptive or otherwise) and warrants to purchase or subscribe for OP Units issued to the Company in connection with the Company’s issuance of securities convertible into or exchangeable for shares of Common Stock and outstanding options, rights (preemptive or otherwise) and warrants to purchase or subscribe for shares of Common Stock and (D) for issuances pursuant to reservations, agreements, employee benefit plans or dividend reinvestment or stock purchase plans referred to in the General Disclosure Package and the Prospectus, there are no outstanding OP Units or securities convertible into or exchangeable for any OP Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or other securities of the Operating Partnership. The terms of the OP Units conform in all material respects to statements and descriptions related thereto contained in each of the General Disclosure Package and the Prospectus.

(xi) Authorization of Agreement. The Company has full right, power and authority to execute and deliver this Agreement and perform its obligations hereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. In addition, (A) the LP Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; (B) each of the limited liability operating agreements, partnership agreements, stockholders’ agreements or similar agreements entered into between the Company, the Operating Partnership and/or a Subsidiary and a third-party (the “Joint Venture Agreements”) has been duly and validly authorized, executed and delivered by the Company, the Operating Partnership and/or Subsidiary, as applicable, and is a valid and binding agreement of the Company, the Operating Partnership and/or Subsidiary, enforceable against the Company, the Operating Partnership and/or Subsidiary in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; and (C) none of the Company, the Operating Partnership or any Subsidiary is in default under any of the Joint Venture Agreements nor, to the knowledge of the Company, is any third-party that is a party to any Joint Venture Agreement in default under any of the Joint Venture Agreements.

(xii) Authorization and Description of Securities. The Securities to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be duly and validly issued and fully paid and non-assessable; the Common Stock conforms, in all material respects, to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xiii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (a) the charter, by-laws or similar organizational documents of the Company or any Subsidiary or (b) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof, on an aggregate basis, or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required; and the statements in the Prospectus under the headings “Description of Common Stock” and “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws,” and “Federal Income Tax Considerations,” as updated from time to time by the Company on the Company’s annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(xvii) Possession of Intellectual Property. Except as would not result in a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xviii) Absence of Manipulation. Neither the Company, the Operating Partnership, nor any affiliate of the Company or the Operating Partnership has taken, nor will the Company, the Operating Partnership, or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities.

(xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by each of the Company and the Operating Partnership of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, state securities laws or by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xx) No Integration. Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of the Securities pursuant to the 1933 Act and the 1933 Act Regulations or the interpretations thereof by the Commission.

(xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) Property. (A) The Operating Partnership, directly or indirectly, or any joint venture entity in which any of the Company or the Operating Partnership, directly or indirectly, owns an interest, as the case may be, has good and marketable title fee or leasehold, as the case may be, to each of the interests in the properties and the other assets described in the General Disclosure Package and the Prospectus as being directly or indirectly owned by the Operating Partnership or the applicable joint venture entity, respectively, (the “Properties”), in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the General Disclosure Package and the Prospectus or those which would not have a Material Adverse Effect; (B) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of the Company, Operating Partnership, Subsidiaries or joint venture entities which are required to be disclosed in the General Disclosure Package or the Prospectus are disclosed therein; (C) except as otherwise described in the General Disclosure Package and the Prospectus, none of the Company, Operating Partnership, Subsidiaries or joint venture entities or any tenant of any of the Properties is in default under (i) any space leases (as lessor or lessee, as the case may be) relating to the Properties, (ii) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the

Properties, or (iii) any ground lease, sublease or operating sublease relating to any of the Properties, and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements except with respect to (i), (ii) and (iii) immediately above any such default that would not have a Material Adverse Effect; (D) no tenant under any of the leases at the Properties has a right of first refusal or option to purchase the premises demised under such lease, other than those referred to in the General Disclosure Package and the Prospectus, except for rights or options that would not have a Material Adverse Effect if exercised; (E) to the knowledge of the Company and the Operating Partnership, each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not have a Material Adverse Effect; (F) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties; (G) the mortgages and deeds of trust which encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties; and (H) the Company, the Operating Partnership or a Subsidiary, as applicable, has obtained title insurance on the fee or leasehold interests, as the case may be, in each of the Properties, in an amount at least equal to the greater of (i) the mortgage indebtedness of each such Property or (ii) the purchase price of each such Property.

(xxiii) Title to Personal Property. Except as set forth in the General Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects, and all personal property held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases.

(xxiv) Investment Company Act. Neither the Company nor the Operating Partnership is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as otherwise set forth in the General Disclosure Package and the Prospectus, and except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any Subsidiary, to the knowledge of the Company and the Operating Partnership, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any Property owned by the Company, the Operating Partnership or their subsidiaries.

In the ordinary course of their business, the Company and its subsidiaries periodically review the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and its subsidiaries have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of its Subsidiaries or any joint venture entities, and none of them nor any of their directors, officers or employees is connected with the Company or any of its Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

(xxvi) Registration Rights. Except as set forth in the Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated October 10, 2006, as amended, and the contribution agreement between Pauls Rollins Road, LLC and the Operating Partnership, dated July 22, 2011, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the 1933 Act.

(xxvii) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxviii) Equity Plans. Except as described in the General Disclosure Package and the Prospectus, with respect to stock options or other equity incentive grants (collectively, “Awards”) granted subsequent to the adoption of the Sarbanes-Oxley Act on July 31, 2002 pursuant to the equity-based compensation plans of either of the Company, the Operating Partnership and their Subsidiaries (the “Equity Plans”), (i) no stock options have been granted with an exercise price known at the time to be less than the fair market value of the shares of the Common Stock of the Company on the grant date of such option, (ii) each such grant was made in accordance with the material terms of the Equity Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in all material respects in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission to the extent required to be disclosed.

(xxix) ERISA Matters. Neither the Company nor any of its subsidiaries maintains or contributes to any “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA). Each “pension plan” (within the meaning of Section 3(2) of ERISA) maintained by the Company or any of its subsidiaries which is intended to be qualified under Section 401(a) of the United States Internal Revenue Code, as amended (the “Code”), has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified. Each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA except for such failures to comply that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(xxx) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxi) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxxii) REIT Qualification. Commencing with its taxable year ending December 31, 2003 through the date hereof, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Each direct and indirect subsidiary of the Company has at all times and will qualify as a REIT, a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, or a partnership or disregarded entity (rather than an association or partnership taxable as a corporation) within the meaning of Section 7701 of the Code and all applicable regulations under the Code (including a “Qualified REIT Subsidiary” within the meaning of Section 856(i) of the Code). For purposes of the foregoing sentence, the term “subsidiary” shall only include an entity in which the Company directly or indirectly owns more than 10% of the voting power or value of such entity’s outstanding equity interests.

(xxxiii) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been timely filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments for taxes that are being contested in good faith and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate as determined under GAAP to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxiv) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance (other than title insurance, the amount of which is covered by Section 1(a)(xxii) above), with financially sound and reputable insurers, in such amounts as is commercially reasonable for the value of the properties owned by the Company and its subsidiaries and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in the same or similar industry, and all such insurance is in full force and effect. The Company has no reason to believe that it or any Subsidiary will not be able (A) to renew, if desired, its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxv) Restrictions on Distributions. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company, except as described in or contemplated by the Prospectus or as would not have a Material Adverse Effect.

(xxxvi) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxxvii) Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, or stockholders of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

(xxxviii) Brokers. Other than this Agreement and as set forth in the Prospectus under the heading “Underwriting (Conflicts of Interest),” there are no contracts, agreements or understandings between either the Company or the Operating Partnership and any person that would give rise to a valid claim against either the Company or the Operating Partnership or the Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(xxxix) Foreign Corrupt Practices Act. Neither the Company, any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xl) Money Laundering Laws. Except as would not reasonably be expected to result in a Material Adverse Effect, the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xli) OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the number of Securities set forth in Schedule A at the price per share set forth in Schedule A.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an additional 2,025,000 shares of Common Stock at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. The amount of Option Securities available for purchase pursuant to this section will be adjusted accordingly following the completion of the reverse stock split approved by the Company’s board of directors on October 20, 2014.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter of the Securities to be purchased by them.

(d) Denominations; Registration. The Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Company shall deliver the Initial Securities and the Option Securities, if any, through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Filing of Amendments and 1934 Act Documents. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act during the period when the Prospectus is required to be delivered under the 1933 Act or pursuant to this Agreement or otherwise, and the Company will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object. The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver upon request to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the

Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus or the General Disclosure Package in order that the Prospectus or the General Disclosure Package, as applicable, will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus or the General Disclosure Package in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriter such number of copies of such amendment, supplement or new registration statement as the Underwriter may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company and the Operating Partnership will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect the listing of the Common Stock (including the Securities) on the New York Stock Exchange, Inc. (the “New York Stock Exchange”).

(j) Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, neither the Company nor the Operating Partnership will, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including, without limitation, OP Units, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than any registration on Form S-8, on Form S-4 in connection with the acquisitions of real property or real property companies, on Form S-3 in connection with the Company’s dividend reinvestment or stock purchase plan, or on Form S-3 in connection with a filing required pursuant to the Operating Partnership Agreement with respect to Common Stock that may be issued upon exchange of OP Units outstanding on the date hereof), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion, redemption or exchange of a security outstanding on the date hereof and referred to in the Prospectus, including OP Units, (C) any shares of Common Stock, shares of restricted stock, phantom shares, dividend equivalent rights or other equity-based awards, including LTIP Units in the Operating Partnership, issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment or stock purchase plan existing on the date hereof and referred to in the Prospectus, (E) OP Units issued upon conversion of LTIP Units, (F) any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in connection with acquisitions of real property or real property companies, (G) any shares of Common Stock sold by the Company’s transfer agent to eliminate fractional shares or (H) any shares of Common Stock issued in connection with the one-for-four reverse stock split of the Company’s issued and outstanding Common Stock, expected to occur on November 17, 2014, including any adjustments for redemptions of fractional shares.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, nothing in this Section 3(l) shall restrict the Company from making any filings required under the 1934 Act or the 1934 Act Regulations.

(m) REIT Qualification. The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2014 and thereafter, for taxation as a REIT under the Code, including by, among other things, taking any actions that may be described in the Company’s officers’ certificate to its counsel, Goodwin Procter LLP, subject to the terms thereof.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the blue sky survey, if any, and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vii) the preparation, printing and delivery to the Underwriter of copies of the blue sky survey, if any, and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Underwriter and officers of the Company and any such consultants, and one half of the cost of aircraft and other transportation chartered in connection with the road show,

(x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or the first clause of Section 9(a)(iii) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 5. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B.

(b) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Goodwin Procter LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A hereto.

(c) Opinion of Tax Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Goodwin Procter LLP, tax counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, that (i) commencing with the Company’s taxable year that began on January 1, 2003 and through the date hereof, the Company has been and is organized in conformity with the requirements for qualification as a REIT under the Code, and its organization and method of operation through the date of the opinion has enabled, and will enable, it to meet the requirements for qualification and taxation as a REIT under the Code and (ii) the statements in the Prospectus under the caption “Federal Income Tax Considerations” as supplemented by the statements in the Prospectus Supplement under the caption “Supplemental United States Federal Income Tax Considerations” to the extent that such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are correct in all material respects, as of the date of the opinion. In rendering such opinion, such counsel may rely upon factual representations and covenants of duly appointed officers of the Company and the Operating Partnership (including, without limitation, any such representations, covenants or statements made in certificates provided by such officers to counsel) and may make such assumptions as are customary with commercial practice.

(d) Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Hogan Lovells US LLP, counsel for the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chief Executive Officer, the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in an accountant’s “comfort letter” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(i) No Objection. If required, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule B hereto.

(k) Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer, the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of Goodwin Procter LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Tax Counsel for Company. The favorable opinion of Goodwin Procter LLP, tax counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Opinion of Counsel for Underwriter. The favorable opinion of Hogan Lovells US LLP, counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriter and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(l) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriter. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or the General Disclosure Package, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company or in accordance with Section 6(d);

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter (subject to Section 6(c) below)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein (the “Underwriter Information”), which

Underwriter Information consists of: (i) the name of the Underwriter, and (ii) the following information contained in the Prospectus under the caption “Underwriting (Conflicts of Interest)”: (A) the information regarding dealer compensation in the fifth paragraph and (B) the second sentence of the twelfth paragraph, the thirteenth paragraph and the first sentence of the fourteenth paragraph.

(b) Indemnification of Company, Operating Partnership, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company and the Operating Partnership, each of the Company’s directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriter on the other hand in connection with the statements or omissions, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus bear to the aggregate offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Operating Partnership on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Operating Partnership on the one hand or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total discounts and commission received by the Underwriter exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Operating Partnership.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors, any person controlling the Company or the Operating Partnership and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. [Reserved].

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at 375 Park Avenue, 4th Floor, New York, New York 10152, attention of the Equity Syndicate Department (fax no. (212) 214-5918), and Hogan Lovells US LLP, 555 Thirteenth Street, NW, Washington, DC 20004, attention of David W. Bonser (fax no. 202-637-5910); notices to the Company and the Operating Partnership shall be directed to them at 518 17th Street, Suite 800, Denver, Colorado 80208, attention of Philip L. Hawkins, with a copy to Goodwin Procter LLP, 53 State Street, Boston, Massachusetts 02109, attention of Daniel P. Adams (fax no. 617-523-1231).

SECTION 13. No Advisory or Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership on the one hand and the Underwriter on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or of the Operating Partnership, or their respective stockholders, partners, creditors, employees or any other party, (c) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and the Underwriter does not have any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Operating Partnership, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Operating Partnership have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company, the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of the stockholders and affiliates) and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

DCT INDUSTRIAL TRUST INC.

By	/s/ John G. Spiegleman
Title: Executive Vice President and General Counsel

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

By:	DCT Industrial Trust Inc., its General Partner

By	/s/ John G. Spiegleman
Title: Executive Vice President and General Counsel

CONFIRMED AND ACCEPTED,

as of the date first above written:

WELLS FARGO SECURITIES, LLC

375 Park Avenue

4th Floor

New York, New York 10152

By	/s/ David Herman
Authorized Signatory

Purchase Agreement Signature Page

SCHEDULE A

Pricing Terms

1.	The Company is selling 13,500,000 shares of Common Stock.

2.	The Company has granted an option to the Underwriter to purchase up to an additional 2,025,000 shares of Common Stock, or 506,250 shares of Common Stock, if the shares are purchased after the effective time of the Company’s one-for-four reverse stock split.

3.	The purchase price per share for the Securities to be paid by the Underwriter shall be $8.335, or $33.34 per share for the Securities, if the Securities are purchased after the effective time of the Company’s one-for-four reverse stock split.

4.	The initial public offering price per share for the Securities shall be $8.42. If all the shares are not sold at the initial public offering price, the Underwriter may change the offering price.

Sch A-1

SCHEDULE B

List of persons and entities

subject to lock-up

Thomas G. Wattles

Philip L. Hawkins

Jeffrey F. Phelan

Matthew T. Murphy

Teresa L. Corral

Neil P. Doyle

John V. Pharris

Charla K. Rios

Michael J. Ruen

John G. Spiegleman

Mark E. Skomal

Marilyn A. Alexander

Thomas F. August

John S. Gates

Tripp H. Hardin

John C. O’Keeffe

Bruce L. Warwick

Raymond B. Greer

Sch B-1

SCHEDULE C

NONE

Sch C-1

SCHEDULE 1(a)(vii)

1.	DCT Royal Lane LLC

2.	DCT Miles Park LLC

3.	DCT 3401 South LLC

4.	DCT Hollister Rd LLC

5.	DCT Freeman Road LLC

6.	DCT 5th Street LLC

7.	DCT Frankford 8B LLC

8.	DCT Puyallup Industrial Park LLC

9.	DCT 1165 Boldt Park LLC

10.	DCT 7050 Bennington LLC

11.	DCT 1450 Remington LLC

12.	DCT 2142 NW 72nd Avenue LLC

13.	DCT Fairbanks 8 LLC

14.	DCT Pacific Coast LLC

15.	DCT 777 Mark LLC

16.	DCT Tracy Logistics Center LLC

17.	DCT 2200 Arthur LLC

18.	DCT Dorsey Road LLC

19.	DCT Rutherford LLC

20.	DCT New Durham LLC

21.	DCT 10610 West Sam Houston LLC

22.	DCT 7000 Cobb LLC

23.	DCT Hedgeco LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on March 26, 2014.

24.	DCT Guadalajara 1 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

25.	DCT Guadalajara 2 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

26.	DCT Guadalajara 3 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

27.	DCT Guadalajara Holding 1 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

28.	DCT Guadalajara Holding 2 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

29.	DCT Guadalajara Holding 3 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

30.	DCT Monterrey 1 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

31.	DCT Monterrey 2 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

32.	DCT Monterrey 3 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

33.	DCT Monterrey 5 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

34.	DCT Monterrey 6 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

35.	DCT Monterrey 7 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

36.	DCT Monterrey 8 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

37.	DCT Monterrey Holding 1 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

38.	DCT Monterrey Holding 2 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

39.	DCT Monterrey Holding 3 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

40.	DCT Monterrey Holding 5 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

41.	DCT Monterrey Holding 6 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

42.	DCT Monterrey Holding 7 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

43.	DCT Monterrey Holding 8 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

44.	DCT Querataro 1 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

45.	DCT Queretaro Holding 1 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

46.	DCT San Luis Potosi 1 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

47.	DCT San Luis Potosi Holding 1 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

48.	DCT Tijuana 1 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

49.	DCT Tijuana 2 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

50.	DCT Tijuana 3 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

51.	DCT Tijuana Holding 1 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

52.	DCT Tijuana Holding 2 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

53.	DCT Tijuana Holding 3 LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on May 29, 2014.

54.	DCT 195 Corporate Drive LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on June 18, 2014.

55.	DCT MN Valley LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on June 20, 2014.

56.	DCT Whitestown DCT/PDC, LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on June 23, 2014.

57.	DCT Mallard LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on June 23, 2014.

58.	CIVF I – IL1W01, LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on June 23, 2014.

59.	DCT Whitestown LLC, which is listed on Exhibit 21.1 to the Form 10-K filed for the fiscal year ended December 31, 2013, was dissolved on June 24, 2014.